This report is signed on behalf of the registrant (or depositor or trustee) in the City of Boston and State of Massachusetts on the 1st day of August, 2005



                                        JOHN HANCOCK VARIABLE
                                        ---------------------
                                        SERIES TRUST I
                                        --------------
                                        (Name of Registrant,
                                        depositor or trustee)




Witness: /s/ Raymond F. Skiba           By: /s/ Michele G. Van Leer
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         Treasurer                          Chairman and Trustee














                                   Signatures